Exhibit 10.6

                                                Private Client Group

Merrill Lynch

                                        March 4,2004

                                                Merrill  Lynch  Business
                                                Financial Services Inc.
                                                222 North LaSalle Street
                                                17th Floor
                                                Chicago, Illinois 80601
                                                (312) 499-3234
                                                FAX: (312) 499-3256





Atlas Technologies, Inc. 201 South Alloy Drive Fenton, MI 48430-1797


      Re: Temporary WCMA Line of Credit Increase



Mr. Bhalla,

This Letter Agreement will serve to confirm certain agreements of Merrill Lynch Business Financial Services Inc. ("MLBFS') and Atlas Technologies, Inc. ("Customer') with respect to: (1) that certain WCMA LOAN AND SECURITY AGREEMENT NO. 885-07D32 between MLBFS and Customer (including any previous amendments and extensions thereof), and (ii) all other agreements between MLBFS and Customer or any party who has guaranteed or provided collateral for Customer's obligations to MLBFS (a "Guarantor") in connection therewith (collectively, the "Loan Documents"). Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Documents.

Subject to the terms hereof, effective as of the "Effective Date" (as defined below), the Loan Documents are hereby amended as follows:

(a) The term "Maximum WCMA Line of Credit" shall mean, for the time frame of the Effective Date through and including sixtieth (60) calendar day following the Effective Date (the "Reduction Date"), an amount equal to the lesser of: (A) $4,725,000.00, or (B) the amount equal to sum of (i) 80% of Customer's Accounts and Chattel Paper, as shown on its regular books and records (excluding Accounts over 90 days old, Accounts directly or indirectly due from any person or entity not domiciled in the United States or from any shareholder, officer or employee of Customer or any affiliated entity), plus the sum of (i) 50% of Customer's
Inventory as shown on its regular books and records (excluding all work-In-process inventory), and (ii) the lesser of (y) 80% of Customers Eligible Foreign Accounts (as defined below), as shown on its regular books and records or (z) $750,000.00.

(b) As of the first Business Day following the Reduction Date and at all times thereafter, the term "Maximum WCMA Line of Credit" shall mean an amount equal to the lesser of. (A) $4,000,000.00 or (B) the amount equal to the sum of (i) 80% of Customers Accounts and Chattel Paper, as shown on its regular books and records (excluding Accounts over 90 days old, Accounts directly or indirectly due from any person or entity not domiciled in the United States or from any shareholder, officer or employee of Customer or any affiliated entity), plus the sum of (i) 50% of Customer's Inventory as shown on its regular books and records (excluding all work-in-process inventory), and (ii) the lesser of (y) 80% of Customer's Eligible Foreign Accounts, as shown on its regular books and records or (z) $750,000.00. PRIOR TO THE CLOSE OF BUSINESS ON THE REDUCTION DATE, CUSTOMER SHALL, WITHOUT DEMAND, INVOICING OR THE REQUEST OF MLBFS,

                                 Merrill  Lynch Business Financial Services Inc.

Atlas Technologies, Inc.
March 4, 2004
Page No. 2

MAKE SUFFICIENT PAYMENTS ON ACCOUNT OF THE WCMA LOAN BALANCE TO ASSURE THAT THE WCMA LOAN BALANCE WILL NOT AT ANY TIME EXCEED THE MAXIMUM WCMA LINE OF CREDIT, AS REDUCED PURSUANT TO THIS SECTION.

(b) The term 'Interest Rate' shall mean a variable per annum rate of interest which shall for the time frame of the Effective Date through and including the Reduction Date be equal to the sum of 3.35% plus One-Month LIBOR; as of the day immediately following the Reduction Date, the term 'Interest Rate" shall mean a variable per annum rate of interest equal to the sum of 2.85% plus One-Month LIBOR. For purposes hereof, the term 'One-Month LIBOR' shall mean, as of the date of any determination, the interest rate then most recently published in the 'Money Rates" section of The Wall Street Journal as the one-month London Interbank Offered Rate The Interest Rate will change as of the date of publication in The Wall Sheet Journal of a One-Month LIBOR that is different from that published on the preceding Business Day, if more than one rate is published, then the highest of such rates. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the One-Month LIBOR, MLBFS will choose a reasonably comparable index or source to use as the basis for the Interest Rate.

(c) The term "Eligible Foreign Accounts" shall mean those Accounts of Customer that are directly or indirectly due from any person or entity not domiciled in the United States and that meet each of the following requirements: (A) each such Account must be acceptable to MLBFS in its sole and absolute discretion;
(B) each such Account must be credit enhanced by a letter of credit in form and substance acceptable to MLBFS in its sole and absolute discretion and such letter of credit shall be issued by or from a United States bank acceptable to MLBFS in its sole discretion (each, an "L.C."); (C) Customer shall have pledged, assigned, transferred and set over to MLBFS, and granted to MLBFS a first priority lien and security interest on the Letter-of Credit Rights under each such L.C. and all proceeds thereof, and such assignment shall be In form and substance acceptable to MLBFS in its sole and absolute discretion; (D) for each such Account, MLBFS shall have received evidence satisfactory to it as to (1) Customer's ownership thereof, (2) the L.C., the Letter of-Credit Rights under such L.C. issued as a credit enhancement therefor and all proceeds thereof, and
(3) the perfection and priority of MLBFS' liens and security interest thereon; and (E) for each such Account, MLBFS shall have received a written acknowledgement and agreement by each United States bank issuing the L.C. as a credit enhancement therefor, in form and substance satisfactory to MLBFS in its sole discretion, wherein such United States bank shall at the minimum (1) acknowledge MLBFS' lien and security interest on the Letter-of-Credit Rights under such L.C. and the proceeds thereof, and (2) agree to pay all such proceeds directly to MLBFS.

(d) In connection with said temporary increase, Customer agrees to pay MLBFS a fee of $9,062.00. Customer hereby authorizes and directs MLBFS to charge the said fee to WCMA Account No. 885-07D32

(e) Within 45 days after the close of each fiscal quarter of Customer a copy of the interim compiled financial statements of Customer for such fiscal quarter (including in reasonable detail both a balance sheet as of the close of such fiscal period and statement of profit and loss for the applicable fiscal period).

(f) Customer shall not cause or permit to cause any materially negative change in its relationship with, or sales to, General Motors and the Ford Motor Company.

                                 Merrill Lynch Business Financial Services, Inc.

Atlas Technologies, Inc.
March 4, 2004
Page No. 3


Except as expressly amended hereby, the Loan Documents shall continue in full force and effect upon all of their terms and conditions.

By their execution of this Letter Agreement, the below-named Guarantors hereby consent to the foregoing modifications to the Loan Documents, and hereby agree that the "Obligations" under their respective Unconditional Guaranty and/or agreements providing collateral shall extend to and include the Obligations of Customer under the Loan Documents, as amended hereby.

Customer and said Guarantors acknowledge, warrant and agree, as a primary inducement to MLBFS to enter into this Agreement, that: (a) no Default or Event of Default has occurred and is continuing under the Loan Documents; (b) each of the warranties of Customer in the Loan Documents are true and correct as of the date hereof and shall be deemed remade as of the date hereof; (c) neither Customer nor any of said Guarantors have any claim against MLBFS or any of its affiliates arising out of or in connection with the Loan Documents or any other matter whatsoever; and (d) neither Customer nor any of said Guarantors have any defense to payment of any amounts owing, or any right of counterclaim for any reason under, the Loan Documents.

The obligations of MLBFS under this Letter Agreement are subject to its receipt (where applicable) and satisfaction with the following:

     (1) Receipt and satisfactory review of the Customers most recent accounts receivable aging;

     (2) Receipt of parent organization, Productivity Technologies Corp. latest 100 or confirmation of the filing date if not yet filed; and

     (3) Proof of termination of all UCC financing statements between Customer and Tom Lee and Customer and Bank One.

Provided that no Event of Default, or event which with the giving of notice, passage of time, or both, would constitute an Event of Default, shall then have occurred and be continuing under the terms of the Loan Documents, and each of the conditions specified above shall have been met to our satisfaction, the amendments and agreements in this Letter Agreement will become effective on the date (the "Effective Date' upon which: (a) Customer and the Guarantors shall have executed and returned the duplicate copy of this Letter Agreement enclosed herewith; and (b) an officer of MLBFS shall have reviewed and approved this Letter Agreement as being consistent in all respects with the original internal authorization hereof.

Notwithstanding the foregoing, if Customer and the Guarantors do not execute and return the duplicate copy of this Letter Agreement within 7 days from the date hereof, or if for any other reason (other than the sole fault of MLBFS) the Effective Date shall not occur within said 7-day period, then all of said amendments and agreements will, at the sole option of MLBFS, be void.

                                  Merrill Lynch Business Financial Services Inc.


Atlas Technologies, Inc.
March 4, 2004
Page No. 4



          Very truly yours,
          Merrill Lynch Business Financial Services Inc.
          By:
             ----------------------------------------
             Matthew T. Pfeifer
             Senior Credit Manager


         Accepted

         Atlas Technologies, Inc.


         By:

         Title:

         Approved

         Productivity Technologies Corp.

         By:

         Title: